UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Axon Enterprise, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AXON ENTERPRISE, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 24, 2018

This proxy statement supplement, dated May 17, 2018 (the “Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of the Board of Directors of Axon Enterprise, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on April 13, 2018 relating to the annual meeting of stockholders of the Company to be held at 10:00 a.m. (local time) on Thursday, May 24, 2018, at the Company's headquarters located at 17800 North 85th Street, Scottsdale, AZ 85255. The purpose of this Supplement is to revise information with respect to the number of meetings of the board of directors during 2017 and director attendance at such meetings. Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this supplement differs from information disclosed in the proxy statement, the information in this Supplement applies.

The Company determined during a review of its corporate records that a telephonic call involving members of the board of directors to update them about certain Company matters was inadvertently classified as a meeting of the board of directors. This update call was not an officially noticed or convened meeting of the board of directors. The Company is filing this Supplement to revise the section in the Proxy Statement titled “Meetings of the Board of Directors” as reflected below.
As Originally Disclosed:
Meetings of the Board of Directors
During the year ended December 31, 2017, the Board held five meetings. During 2017, each director, with the exception of Bret Taylor, attended at least 75% of all regular Board and applicable committee meetings.
As Revised:
Meetings of the Board of Directors
During the year ended December 31, 2017, the Board held ~~five~~ four meetings. During 2017, each director~~, with the exception of Bret Taylor,~~ attended at least 75% of all regular Board and applicable committee meetings.
Meetings of the Board of Directors
During the year ended December 31, 2017, the Board held four meetings. During 2017, each director attended at least 75% of all regular Board and applicable committee meetings.

The Proxy Statement, together with this Supplement, have been filed with the Securities and Exchange Commission and are also available for viewing at the website maintained for the annual meeting at www.proxyvote.com (as well as on the Company’s website at www.investor.axon.com). The Company will furnish a copy of the Supplement to any stockholder by mail upon written or verbal request to the Company at Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255, Attn: Investor Relations, or at ir@axon.com.

Stockholders who have already submitted proxies for this meeting may revoke them, or if they wish to change their vote they may do so by (i) filling out the electronic proxy card at www.proxyvote.com, (ii) calling the toll-free number for telephone voting that can be found on your proxy card (800-690-6903), (iii) requesting a new proxy card from the Company at Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255, Attn: Investor Relations, or at ir@axon.com, and mailing the proxy card as instructed in the Proxy Statement, or (iv) by attending the annual meeting in person. To be valid, your vote by Internet, telephone or mail must be received by 11:59 p.m., Eastern Daylight Time, on May 23, 2018. Detailed information regarding voting procedures can be found in the Proxy Statement.